UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2024

QUIDELORTHO CORPORATION
(Exact name of Registrant as specified in its Charter)

Delaware	001-41409	87-4496285
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9975 Summers Ridge Road, San Diego, California 92121
(Address of principal executive offices, including zip code)
(858) 552-1100
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	QDEL	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported by QuidelOrtho Corporation (the “Company”) in a Current Report on Form 8-K filed with the Securities and Exchange Commission on February 21, 2024 (the “Initial Form 8-K”), the Company announced, among other matters, that on February 17, 2024, the Company’s Board of Directors (the “Board”) created an Office of the Chief Executive Officer (the “Office of the CEO”). The Board also appointed Michael S. Iskra to serve as the Company’s Interim Chief Executive Officer and Robert J. Bujarski to serve as the Company’s Interim President, each effective February 21, 2024. The Office of the CEO is comprised of Messrs. Iskra and Bujarski and Joseph M. Busky, the Company’s Chief Financial Officer.

At the time of the Initial Form 8-K, the Compensation Committee of the Board (the “Compensation Committee”) had not determined new compensation arrangements for Messrs. Iskra, Bujarski and Busky in connection with the formation of the Office of the CEO, as well as Messrs. Iskra’s and Bujarski’s appointments to the roles of Interim Chief Executive Officer and Interim President, respectively (collectively, the “Retention Compensation”). This Current Report on Form 8-K/A is being filed as an amendment to the Initial Form 8-K to describe the subsequently approved Retention Compensation for Messrs. Iskra, Bujarski and Busky.

As part of the Retention Compensation, on February 27, 2024, the Compensation Committee approved increases to Messrs. Iskra’s, Bujarski’s and Busky’s target bonus opportunities for fiscal year 2024 under the Company’s Global Bonus Plan as follows:

Executive Officer	Target Bonus Opportunity
Michael S. Iskra	125% of base salary
Robert J. Bujarski	125% of base salary
Joseph M. Busky	100% of base salary

Also as part of the Retention Compensation, on February 27, 2024, the Compensation Committee approved the grant of cash awards (the “Cash Retention Awards”) and equity awards (the “Equity Retention Awards”) for each of Messrs. Iskra, Bujarski and Busky in the following amounts:

Executive Officer	Cash Retention Award	Equity Retention Award Value
Michael S. Iskra	100% of base salary	$1,000,000
Robert J. Bujarski	100% of base salary	$1,000,000
Joseph M. Busky	100% of base salary	$1,000,000

The Cash Retention Awards will become payable on June 30, 2025, subject to the executive’s continued employment through such date. The Equity Retention Awards were granted in the form of restricted stock units that will fully vest on June 30, 2025, subject to the executive’s continued employment through such date. If the executive’s employment is involuntarily terminated by the Company without “Cause” prior to June 30, 2025 (as such term is defined in the executive’s Severance and Change in Control Agreement with the Company (the “Severance and CIC Agreement”)), the Cash Retention Awards will become payable in full and the vesting of the Equity Retention Awards will accelerate in full on the termination date, subject to certain customary conditions, including the executive executing a general release of claims and the executive’s continued compliance, in all material respects, with certain terms of his Severance and CIC Agreement. For the avoidance of doubt, the Cash Retention Awards and Equity Retention Awards are in addition to, and not in lieu of, the severance benefits under the Severance and CIC Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 29, 2024

QUIDELORTHO CORPORATION

By:	/s/ Michelle A. Hodges
Name:	Michelle A. Hodges
Its:	Secretary